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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 16, 2006

                              CSS Industries, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                       1-2661                     13-920657
(State or other jurisdiction         (Commission                (IRS Employee
  of incorporation)                  File Number)            Identification No.)

  1845 Walnut Street, Philadelphia, PA                               19103
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (215) 569-9900

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 16, 2006, the Human Resources Committee of the Board of Directors of CSS Industries, Inc. (the "Company") confirmed and approved an amendment (the "Amendment") to the Company's Non-Qualified Supplemental Executive Retirement Plan Covering Officer - Employees of CSS Industries, Inc. (the "SERP"). The Amendment documents, in written form, changes made to the SERP effective as of March 31, 2005 resulting from actions of the Human Resources Committee.

The SERP was adopted by the Company in order to provide eligible employees with additional retirement benefits because of certain limitations under the Internal Revenue Code of 1986, as amended, (the "Code") that are applicable to qualified retirement plans. In general, section 401(a)(17) of the Code limits the amount of an individual's compensation that may be taken into account for purposes of determining the profit sharing contribution, if any, that such individual will receive for a specific plan year under the Company's qualified plan. The SERP is intended to provide certain participants in the Company's qualified plan whose compensation is in excess of such limitation under the Code with the contribution such participant would have received under the Company's qualified plan if there was no such limit under the Code. Specifically, the SERP, as in effect prior to the Amendment, generally provided that if the Company made a profit sharing contribution to its qualified plan for a plan year, all eligible employees participating in the SERP would have an amount credited to their account under the SERP equal to the product of (i) the percentage then used in deriving the dollar amount of the profit sharing plan contribution for such calendar year, and (ii) the amount by which the employee's total cash compensation for the calendar year exceeded the compensation limitation under the Code.

The Amendment adds a provision that, irrespective of whether a profit sharing plan contribution is made to the Company's qualified plan during the calendar year, the Human Resources Committee has the discretionary authority to credit an amount to an employee's account under the SERP based on a percentage, as designated by the Human Resources Committee, of such employee's compensation in excess of the applicable limitation under the Code (a "Discretionary Contribution").

In 2005, the Human Resources Committee approved a Discretionary Contribution with respect to 2004 compensation in the aggregate amount of $181,534, and amounts credited to the accounts of the most highly paid executive officers were previously disclosed in the Company's proxy statement for its 2005 annual meeting of stockholders. In 2006, the Human Resources Committee approved a Discretionary Contribution with respect to 2005 in the aggregate amount of $76,211, including the following amounts credited to the accounts of the Company's most highly compensated executive officers entitled to participate in the SERP with respect to 2005: $30,676 for David J. M. Erskine, President and Chief Executive Officer of the Company; $24,165 for Jack Farber, Chairman of the Company; $9,449 for Clifford E. Pietrafitta, Vice President-Finance and Chief Financial Officer of the Company. The Discretionary Contributions described in this paragraph were the only contributions to the SERP with respect to the 2004 and 2005 calendar years.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CSS Industries, Inc.
                                        (Registrant)


                                        By: /s/ William G. Kiesling
                                            ------------------------------------
                                            William G. Kiesling
                                            Vice President and General Counsel

Date: June 16, 2006


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